Exhibit 3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of ZS Pharma, Inc.

Dated: November 13, 2015

ZANZIBAR ACQUISITION CORP.

By:	/s/ Richard J. Kenny
	Name:	Richard J. Kenny
	Title:	Chairman, President and Treasurer

ZENECA, INC.

By:	/s/ Ann Booth-Barbarin
	Name:	Ann Booth-Barbarin
	Title:	Assistant Secretary

ZENECA HOLDINGS, INC.

By:	/s/ Ann Booth-Barbarin
	Name:	Ann Booth-Barbarin
	Title:	Assistant Secretary

ASTRAZENECA HOLDINGS BV

By:	/s/ Henry Phillips
	Name:	Henry Phillips
	Title:	Director

ASTRAZENECA TREASURY LIMITED

By:	/s/ Adrian Kemp
	Name:	Adrian Kemp
	Title:	Director

ASTRAZENECA UK LIMITED

By:	/s/ Marc Dunoyer
	Name:	Marc Dunoyer
	Title:	Director

ASTRAZENECA INTERMEDIATE HOLDINGS PLC

By:	/s/ Marc Dunoyer
	Name:	Marc Dunoyer
	Title:	Director

ASTRAZENECA PLC

By:	/s/ Marc Dunoyer
	Name:	Marc Dunoyer
	Title:	Director